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                                                                   EXHIBIT 10.18


                         MATTRESS HOLDING CORPORATION

                       AGREEMENT EVIDENCING A GRANT OF A
                        NONQUALIFIED STOCK OPTION UNDER
                            1999 STOCK OPTION PLAN


     Agreement made as of May 1, 2000, between Mattress Holding Corporation, a Virginia corporation (the "Company"), and Steve Newton ("Grantee").
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Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan (as defined below).

     1. Grant of Option. Pursuant to the Mattress Holding Corporation 1999 Stock Option Plan (the "Plan"), the Company hereby grants to Grantee, as of the
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date hereof, a nonqualified stock option (the "Option") to purchase 166,430
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shares (the "Shares") of the Company's Class A Common Stock, $.01 par value per
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share (the "Class A Common"), at the exercise price per share of $0.6667 (the
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"Exercise Price"), subject to the terms and conditions set forth herein and in
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the Plan.  Upon certain events, the number of Shares and/or the Exercise Price may be adjusted as provided in the Plan.

     2.   Grantee Bound by Plan. Attached hereto as Annex A is a copy of the
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Plan which is incorporated herein by reference and made a part hereof. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Plan should be carefully examined before any decision is made to exercise the Option.

     3. Exercise of Option. Subject to the earlier termination of the Option as provided herein and in the Plan and subject to Section 5 hereof, the Option may be exercised, in whole or in part, to the extent it has become vested, by written notice to the Company at any time and from time to time after the date of grant. The Option shall not be exercisable in any event after the tenth anniversary of the date hereof. An Option may not be exercised for a fraction of a share of Class A Common. Options are subject to cancellation as provided in the Plan. Any part of the Option that is not vested on the date that (a) Grantee's employment with the Company or any of its Subsidiaries terminates or
(b) Grantee receives notice from the Company that Grantee's position has changed to one which, in the judgment of the Board, is not of sufficient management authority for option eligibility ("Grantee Termination Date") shall expire and
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be forfeited on such date, and any part of the Option that is vested on the
Grantee Termination Date shall also expire and be forfeited to the extent not exercised on or before the sixtieth (60th) day following the Grantee Termination Date (180 days if the Grantee Termination Date occurs as a result of the death of Grantee), but in no event after the tenth anniversary of the date hereof.

     4. Vesting of Options. The Option may be exercised only to the extent it has become vested. The Option shall fully vest and become exercisable with respect to all of the Shares
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if and only if the Grantee remains continuously employed with the Company or any of its Subsidiaries during the period beginning on the date hereof and ending on the fifth anniversary of the date hereof. Notwithstanding the foregoing, the Option shall (i) cumulatively vest and become exercisable with respect to 20% of the Shares (rounded to the nearest whole share) upon each of the first anniversary of the Employment Date, the second anniversary of the Employment Date, the third anniversary of the Employment Date, the fourth anniversary of the Employment Date and the fifth anniversary of the Employment Date and (ii) vest and become exercisable with respect to all of the then unvested Shares upon a Sale of the Company, in each case, if and only if the Grantee remains continuously employed by the Company or any of its Subsidiaries during the period beginning on the date hereof and ending on the applicable vesting date referred to above. The "Employment Date" means May 1, 2000.

     5. Conditions to Exercise. The Option may not be exercised by Grantee unless the following conditions are met:

          (a) The Option has become vested with respect to the Shares to be acquired pursuant to such exercise;

          (b) legal counsel for the Company must be satisfied at the time of exercise that the issuance of shares of Class A Common upon exercise will be in compliance with the Securities Act and applicable United States federal, state, local and foreign laws; and

          (c) Grantee must pay at the time of exercise the full purchase price for the shares of Class A Common being acquired hereunder plus any withholding tax required in connection with such exercise, in each case, in accordance with the terms of the Plan.

     6. Transferability. The Option (including the right to receive the Shares) may not be Transferred or assigned by Grantee, other than by will or the laws of descent and distribution and, during the lifetime of Grantee, the Option may be exercised only by Grantee (or, if Grantee is incapacitated, by Grantee's legal guardian or legal representative). In the event of the death of Grantee, Options which are not vested on the date of death shall terminate; and the exercise of Options which are vested as of the date of death may be made only by the executor or administrator of Grantee's estate or the Person or Persons to whom Grantee's rights under the Options pass by will or the laws of descent and distribution. If Grantee or anyone claiming under or through Grantee attempts to violate this Section 6, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate. Any Issued Stock received upon exercise of this Option is subject to the repurchase right, restrictions on Transfer and other rights and obligations set forth in the Plan.

     7. Administration. Any action taken or decision made by the Company, the Board, or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and

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all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

     8. No Rights as Stockholder. Unless and until a certificate or certificates representing such shares of Class A Common shall have been issued to Grantee (or any person acting under Section 6 above), Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Class A Common acquirable upon exercise of the Option.

     9. Investment Representation. Grantee hereby acknowledges that the shares of Class A Common which Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be Transferred in the absence of an effective registration statement for the shares of Class A Common under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Grantee also agrees that the shares of Class A Common which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

     10. Rights of Participants. Neither this Agreement nor the Plan creates any employment rights in Grantee and neither the Company nor any of its Subsidiaries shall have any liability arising out of the Plan or this Agreement for terminating Grantee's employment or reducing Grantee's responsibilities.

     11. Notices. Any notice hereunder to the Company shall be addressed to the Company's principal executive office, Attention: Board of Directors, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all persons lawfully claiming under Grantee.

     13. Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of whichever state in the United States in which the Company is incorporated from time to time.

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     14.  Non-Competition. In consideration of the Company's grant of the Option hereunder, the Grantee agrees that, during the Grantee's employment by the Company, and for eighteen months thereafter, Grantee shall not act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business engaged to a material extent in the manufacture or sale of (a) mattresses or other bedding products or (b) any other products which constitute more than ten percent (10%) of the Company's consolidated revenues at the time in direct competition with the Company or any of its Subsidiaries in any market. Grantee understands that the foregoing restrictions prohibit grantee from working for another sleep shop or other mattress retailer and may limit his or her ability to engage in certain business pursuits during the period provided for above, but acknowledges that the Grantee has no right to a grant of Options under the Plan and this grant is adequate consideration for Grantee's agreeing to this non-competition limitation.

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     IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

                                             MATTRESS HOLDING CORPORATION


                                             /s/ Stephen Walker
                                             -----------------------------------
                                             Name:
                                             Title:



                                             GRANTEE:


                                             /s/ Steve Newton
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                                             Steve Newton

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